CONFIRMING STATEMENT

	This Statement confirms that the
undersigned, Francis X. Diebold, III, has authorized and designated each of Susan Hyde and Jasmine Moore, [Joseph Martell, Samuel Hood, Jessica Mijaro], signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Corporate Property Associates 16 Global Incorporated. The authority of Susan Hyde and Jasmine Moore, [Joseph Martell, Samuel Hood, Jessica Mijaro] under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Corporate Property Associates 16 Global Incorporated, unless earlier revoked in writing. The undersigned acknowledges that Susan Hyde and Jasmine Moore, [Joseph Martell, Samuel Hood, Jessica Mijaro] are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


/s/ Francis X. Diebold, III

Signature


Francis X. Diebold, III
Print Name

2/8/04

Date